SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant    ☒
Filed by a party other than the registrant    ☐
Check the appropriate box:
☐	Preliminary proxy statement
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

ALIGN TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(2)	Aggregate number of securities to which transaction applies:
N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:
N/A

(5)	Total fee paid:
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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, schedule or registration statement no.:
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(4)	Date filed:
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851 Martin Avenue
Santa Clara, CA 95050
(408) 470-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2002

TO THE STOCKHOLDERS OF ALIGN TECHNOLOGY, INC.:

The annual meeting of stockholders of ALIGN TECHNOLOGY, INC., a Delaware corporation (the “Company”), will be held on Thursday, May 16, 2002 at 2:00 p.m., local time, at 881 Martin Avenue, Santa Clara, California for the following purposes:

1.	To elect six members of the Company’s Board of Directors to serve until the Company’s annual meeting following the end of fiscal year 2002 or until their successors are duly elected and qualified;

2.	To ratify the appointment of the firm of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending 2002; and

3.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The Board of Directors has fixed the close of business on March 18, 2002 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the executive offices of the Company.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Stephen J. Bonelli
Chief Financial Officer, Vice President
of Finance and Secretary

Santa Clara, California
April 16, 2002

ALIGN TECHNOLOGY, INC.
851 Martin Avenue  Santa Clara, CA 95050  (408) 470-1000

PROXY STATEMENT

Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the Board of Directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 22, 2002.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on March 18, 2002. A total of 48,119,620 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the six director nominees and FOR each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Secretary at our principal executive offices at 851 Martin Avenue, Santa Clara, CA 95050, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and voting in person.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker non-votes”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, email or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

STOCKHOLDER PROPOSALS

To be included in the proxy statement and form of proxy relating to the annual meeting to be held in 2003, a stockholder proposal must be received by Stephen Bonelli, Chief Financial Officer, Vice President of Finance and Secretary, Align Technology, Inc., 851 Martin Avenue, Santa Clara, CA 95050 no later than December 14, 2002. If we do not receive notice of a stockholder proposal prior to February 15, 2003, our management will use its discretionary authority to vote the shares it represents as the Board of Directors recommends.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the Annual Meeting, six directors (constituting the entire Board) are to be elected to serve until the next Annual Meeting of Stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. It is intended that the proxies will be voted for the six nominees named below for election to the Company’s Board of Directors unless authority to vote for any such nominee is withheld. There are six nominees, each of whom is currently a director of the Company. Mark Logan, who resigned from the Board in March 2002 to devote more time to his other business interests, is not standing for reelection. The Board appointed Mr. Prescott to the Board on March 27, 2002 to fill the vacancy left by Mr. Logan. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The proxies solicited by this Proxy Statement may not be voted for more than six nominees.

NOMINEES

The directors of the Company, and their ages as of April 1, 2002, are as follows:

Name	Age	Position
H. Kent Bowen (1) (2)	60	Director
Zia Chishti	30	Chairman of the Board
Brian Dovey (1) (2)	60	Director
Joseph Lacob (2)	46	Director
Thomas M. Prescott	46	President, Chief Executive Officer and Director
Kelsey Wirth	32	Director

(1) Member	of Compensation Committee.

(2)  Member of Audit Committee.

DIRECTORS TO BE ELECTED AT THE 2002 ANNUAL MEETING

H. Kent Bowen has served as a director since May 2000. Dr. Bowen is the Bruce Rauner Professor of Business Administration at Harvard University’s Graduate School of Business where his research and teaching is in the field of operations and technology management. Prior to joining Harvard in 1992, he was an engineering professor at the Massachusetts Institute of Technology (1970 to 1992) where he was Ford Professor of Engineering and co-founder of the Leaders for Manufacturing Program. He serves as a director of Ceramics Process Systems, a developer of thermal solution products, in addition to advising several startup companies. He received his Ph.D from M.I.T. and his B.S. from the University of Utah.

Zia Chishti is one of our founders and has served as Chairman of our Board of Directors since inception. From inception through March 27, 2002, Mr. Chishti served as our Chief Executive Officer. From July 1992 to September 1995, Mr. Chishti worked for Morgan Stanley’s investment banking division. Mr. Chishti received his M.B.A. from Stanford University’s Graduate School of Business and his B.S. and B.A. from Columbia College.

Brian Dovey has served as a director since July 1998. Mr. Dovey has been a Managing Member of Domain Associates, L.L.C., a venture capital firm, since 1988. Since joining Domain, he has served as Chairman of Athena Neurosciences, Creative BioMolecules, Inc. (now Curis, Inc.) and Univax Biologics. Mr. Dovey is currently a director of Connetics Corporation and Ista Pharmaceuticals Inc., both biopharmaceutical companies and Cardiac Sciences, a developer of cardiac defibrillator devices, as well as several private companies. From 1986 to 1988, Mr. Dovey served Rorer Group (now Aventis) as President. Mr. Dovey has served as both President and Chairman of the National Venture Capital Association and is on the Board of Trustees for the Cornell Institute and the University of Pennsylvania School of Nursing. Mr. Dovey is a former Board Member of the Health Industry Manufacturers Association and the Non-Prescription Drug Manufacturers Association. Mr. Dovey received his M.B.A. from Harvard University’s Graduate School of Business and his B.A. from Colgate University.

Joseph Lacob has served as a director since August 1997 and has been a Partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since May 1987. Prior to that, Mr. Lacob was an executive with Cetus Corporation (now Chiron), FHP International, a health maintenance organization (HMO), and the management consulting firm of Booz, Allen & Hamilton. Since joining KPCB in 1987, he has led KPCB’s investments in over forty life science companies, including the start-up or incubation of a dozen ventures, and leads KPCB’s medical technology practice, which includes over thirty therapeutic and diagnostic medical device companies. Mr. Lacob is also active in KPCB’s new media and real-time enterprise initiatives. He led the firm’s investment in Sportsline.com, the leading sports website. His recent Internet investments include a focus on small business and financial services, including eHealthInsurance.com, a leading on-line provider of health insurance to individuals and small businesses, and AutoTrader.com, the world’s largest online automotive marketplace. He currently serves on the Board of Directors of Sportsline.com and Corixa, as well as several other privately held companies. Mr. Lacob received his Bachelor’s in Biochemistry from the University of California at Irvine, his Master’s in Public Health from UCLA and his M.B.A. from the Stanford Graduate School of Business.

Thomas M. Prescott has served as our President and Chief Executive Officer since March 27, 2002, at which time he was also appointed as a director by our Board of Directors to fill a vacancy on the Board. Prior to joining us, Mr. Prescott was President and CEO of Cardiac Pathways, Inc. from May 1999 to August 2001 and a consultant for Boston Scientific Corporation from August 2001 to January 2002 after its purchase of Cardiac Pathways in August 2001. Prior to Cardiac Pathways, Mr. Prescott held various sales, general management and executive roles at Nellcor Puritan Bennett, Inc. from April 1994 to May 1999, and various management positions at GE Medical Systems from October 1987 to April 1994. In addition, Mr. Prescott served in sales, marketing and management roles at Siemens from December 1980 to July 1986. Mr. Prescott serves as a director of Cohesion Technologies, Inc. and R2 Technologies, Inc. He earned his Masters degree from Kellogg Graduate School of Management, Northwestern University and his Bachelors degree in Civil Engineering from Arizona State University.

Kelsey Wirth is one of our founders and has served as a director since inception. From inception through November 2001, Ms. Wirth served as our President and Secretary. From 1993 to 1995, Ms. Wirth worked for the Environmental Working Group and World Resources Institute as an environmental consultant, and in 1992 she worked for the Lamm Senate campaign as director of constituency outreach. Ms. Wirth received her M.B.A. from Stanford University’s Graduate School of Business and her B.A. from Harvard College.

VOTE REQUIRED

The six candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND COMMITTEES

Our Board of Directors held six meetings and acted by written consent on three occasions during the year ended December 31, 2001. All directors attended or participated in more than (75%) of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees of the Board of Directors on which they served, except for Mark Logan. Mr. Logan resigned from the Board in March 2002. The Board appointed Mr. Prescott to the Board on March 27, 2002 to fill the vacancy left by Mr. Logan.

The audit committee currently consists of three independent directors, Messrs. Bowen, Dovey, and Lacob. The Audit Committee met four times during the year ended December 31, 2001. The audit committee reviews and supervises our financial controls, including the selection of our auditors, reviews our books and accounts, meets with our officers regarding our financial controls, acts upon recommendations of our auditors and takes further actions as the audit committee deems necessary to complete an audit of our books and accounts. The audit committee also performs other duties as may from time to time be determined. The Board adopted and approved a charter for the Audit Committee in November 2000. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

The compensation committee currently consists of Messrs. Bowen and Dovey. The Compensation Committee met two times during the year ended December 31, 2001. The compensation committee reviews and approves the compensation and benefits for our executive officers, administers our compensation and stock plans, makes recommendations to the Board of Directors regarding these matters and performs other duties as may from time to time be determined by the Board.

Director Compensation

We currently do not compensate any non-employee member of the Board for their service as Board members, except through the grant of stock options. Directors who are also employees do not receive additional compensation for serving as directors.

Under the Automatic Option Grant Program of our 2001 Stock Incentive Plan, which was approved by our Board and stockholders in January 2001, non-employee directors receive automatic option grants covering 8,000 shares of common stock on the date of each annual meeting of stockholders during his or her period of continued service on the Board, provided that the individual has served as a non-employee Board member for at least six months. The shares vest upon completion of one year of Board service measured from the grant date. Each new non-employee Board member will receive, at the time of his or her initial election or appointment to the Board, an automatic option grant for 32,000 shares which will vest in four successive equal annual installments over his or her first four years of Board service.

Each option under the Automatic Option Grant Program is immediately exercisable and will become fully vested for all the option shares upon (i) certain changes in ownership or control of Align Technology or (ii) the death or permanent disability of the Optionee while serving as a Board member. Upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock, each such option may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the tender offer price paid per share of Common Stock over (b) the exercise price payable for such option share.

The 2001 Stock Incentive Plan also contains a director fee option grant program. Should this program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of an option with an exercise price below the then fair market value of our shares. Non-employee directors are also eligible to receive discretionary option grants and direct stock issuances under our 2001 Stock Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors was formed in November 2000, and the current members of the Compensation Committee are Messrs. Bowen and Dovey. None of the members of the compensation committee of the Board of Directors was at any time since the formation of Align Technology an officer or employee of Align Technology. No executive officer serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our compensation committee of the Board of Directors.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Company is asking the stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2002.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

VOTE REQUIRED

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2002 requires the affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting, together with the affirmative vote of the majority of the required quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

MANAGEMENT

Officers, Directors

The following table sets forth certain information regarding our executive officers and directors as of April 1, 2002.

Name	Age	Position
Thomas M. Prescott	46	President, Chief Executive Officer and Director
Stephen Bonelli	39	Chief Financial Officer, Vice President of Finance and Secretary
Jon Fjeld	50	Senior Vice President, Technology
Len Hedge	44	Senior Vice President, Operations
Amir Abolfathi	37	Vice President, Research and Development
Joe Breeland	49	Vice President, Sales
Peter Riepenhausen	65	Chairman, Align Technology, Europe
Christian Skieller	53	Vice President, Operations
H. Kent Bowen (1) (2)	60	Director
Zia Chishti	30	Chairman of the Board
Brian Dovey (1) (2)	60	Director
Joseph Lacob (2)	46	Director
Kelsey Wirth	32	Director

(1) Member	of Compensation Committee.

(2) Member	of Audit Committee.

Thomas M. Prescott has served as our President and Chief Executive Officer since March 27, 2002, at which time he was also appointed as a director by our Board of Directors to fill a vacancy on the Board. Prior to joining us, Mr. Prescott was President and CEO of Cardiac Pathways, Inc. from May 1999 to August 2001 and a consultant for Boston Scientific Corporation from August 2001 to January 2002 after its purchase of Cardiac Pathways in August 2001. Prior to Cardiac Pathways, Mr. Prescott held various sales, general management and executive roles at Nellcor Puritan Bennett, Inc. from April 1994 to May 1999, and various management positions at GE Medical Systems from October 1987 to April 1994. In addition, Mr. Prescott served in sales, marketing and management roles at Siemens from December 1980 to July 1986. Mr. Prescott serves as a director of Cohesion Technologies, Inc. and R2 Technologies, Inc. He earned his Masters degree from Kellogg Graduate School of Management, Northwestern University and his Bachelors degree in Civil Engineering from Arizona State University.

Stephen Bonelli has served as our Chief Financial Officer and Vice President of Finance since November 2000 and Secretary since November 2001. From April 2000 to November 2000, Mr. Bonelli was a financial consultant for various medical device and telecommunications companies. From February 2000 to April 2000, Mr. Bonelli was the Chief Financial Officer and Treasurer at Oplink Communications, Inc., an optical networking components company. Prior to joining Oplink, Mr. Bonelli was the Chief Financial Officer, Vice President of Finance and Administration and Treasurer of General Surgical Innovations, Inc., a medical device company, from September 1994 until shortly after General Surgical Innovations was acquired by Tyco International Ltd. in November 1999. Mr. Bonelli received his B.S. in business administration from California Polytechnic State University, San Luis Obispo. Mr. Bonelli is a Certified Public Accountant.

Amir Abolfathi has served as our Vice President of Research and Development since March 2000. From November 1999 to March 2000, Mr. Abolfathi served as our Senior Director of Planning and Execution. Mr. Abolfathi served as a consultant for a number of medical device companies from February 1999 through November 1999. From April 1995 through January 1999, Mr. Abolfathi served as Senior Director of Research and Development for EndoTex Interventional Systems, Inc., a company focused on the treatment of neurovascular diseases which he co-founded. From 1991 to 1995, he served as Program Manager at Pfizer, Inc. From 1989 to 1991, Mr. Abolfathi served as Group Leader of Reliability Engineering at Guidant Corporation. Mr. Abolfathi received his M.S. in engineering management from the University of Southern California and his B.S. in biomedical engineering from the University of California at San Diego.

Joe Breeland has served as our Vice President of Sales since August 1998. Mr. Breeland was Regional Manager for the “A” Company Orthodontics, a leading manufacturer of orthodontic devices. Prior to that, Mr. Breeland served as Southwest Regional Manager for Allergan, Inc., a manufacturer and distributor of ophthalmic implantables and associated capital equipment, and National Sales Director for Ioptex Research, a manufacturer of intraocular lenses. Mr. Breeland received his M.B.A. from Golden Gate University and his B.S. in pharmacy from the University of Texas.

Jon Fjeld has served as our Senior Vice President of Technology since March 2002, having served as our Vice President of Engineering since December 2000. Prior to joining us, Mr. Fjeld was the President and Chief Executive Officer of Raindrop Geomagic, Inc., a software company. From January 1998 through June 1998, Mr. Fjeld served as Vice President of Larscom, Inc., a networking company. From August 1995 through December 1997, Mr. Fjeld served in various positions at Netedge Systems, Inc., a networking company, including Vice President of Marketing and later as President and Chief Executive Officer. Mr. Fjeld received his M.B.A. from Duke University and his Ph.D and M.A. from the University of Toronto, his M.S. from the University of North Carolina and his B.A. from Bishop’s University.

Len Hedge has served as our Senior Vice President of Operations since March 2002, having served as our Vice President of Manufacturing from January 1999 to March 2002. Mr. Hedge served as Vice President of Operations for Plynetics Express Corporation, a rapid-prototyping and stereolithography services supplier, from December 1996 to December 1998. From October 1991 to December 1996, Mr. Hedge worked at Beckman Instruments Corporation as Manager for Prototype Manufacturing and Process Development. Prior to joining Beckman, Mr. Hedge spent 13 years with General Dynamics Corporation, holding positions of increasing responsibility from Machinist to Manager of Mechanical Fabrication. Mr. Hedge received his B.S. from La Verne University.

Peter Riepenhausen has served as our Chairman, Align Technology, Europe since September 2000. From March 1998 to September 2000, Mr. Riepenhausen was a business consultant. From 1994 to 1998, Mr. Riepenhausen was President and Chief Executive Officer of ReSound Corporation, a hearing aid producer. Since September 2000, Mr. Riepenhausen has served as a director of GAP A.G. and as a director of Advanced Polymer Systems, Inc. since 1991. From January 1987 until September 1989, Mr. Riepenhausen served as Vice Chairman of the Board of Directors of the Cooper Companies, Inc., a medical device company serving the vision and surgical markets. Mr. Riepenhausen has also held executive positions with Blendax-Werke R. Schneider Gmbh & Co. and PepsiCo Inc. Mr. Riepenhausen received his Industrie- Kaufman degree in Commerce from IHK, Wuerzburg, Germany.

Christian Skieller has served as our Vice President of Operations since July 2000. From November 1998 to June 2000, Mr. Skieller served as Vice President of Operations at CardioVention, a medical device company. From August 1996 through May 1998, he was Vice President of Operations at CardioThoracic Systems, a manufacturer of devices for cardiac surgery. From January 1992 through July 1996, Mr. Skieller served as Vice President of Manufacturing for Medtronic CardioRhythm, a manufacturer of catheters for electrophysiology. Mr. Skieller received his M.B.A. from Stanford University’s Graduate School of Business and his B.S. from the Technical University in Copenhagen, Denmark.

H. Kent Bowen has served as a director since May 2000. Mr. Bowen is the Bruce Rauner Professor of Business Administration at Harvard University’s Graduate School of Business where his research and teaching is in the field of operations and technology management. Prior to joining Harvard in 1992, he was an engineering professor at the Massachusetts Institute of Technology (1970 to 1992) where he was Ford Professor of

Engineering and co-founder of the Leaders for Manufacturing Program. He serves as a director of Ceramics Process Systems, a developer of thermal solution products, in addition to advising several startup companies. He received his Ph.D from M.I.T. and his B.S. from the University of Utah.

Zia Chishti is one of our founders and has served as Chairman of our Board of Directors since inception. From inception through March 27, 2002, Mr. Chishti served as our Chief Executive Officer. From July 1992 to September 1995, Mr. Chishti worked for Morgan Stanley’s investment banking division. Mr. Chishti received his M.B.A. from Stanford University’s Graduate School of Business and his B.S. and B.A. from Columbia College.

Brian Dovey has served as a director since July 1998. Mr. Dovey has been a Managing Member of Domain Associates, L.L.C., a venture capital firm, since 1988. Since joining Domain, he has served as Chairman of Athena Neurosciences, Creative BioMolecules, Inc. (now Curis, Inc.) and Univax Biologics. Mr. Dovey is currently a director of Connetics Corporation and Ista Pharmaceuticals Inc., both biopharmaceutical companies and Cardiac Sciences, a developer of cardiac defibrillator devices, as well as several private companies. From 1986 to 1988, Mr. Dovey served Rorer Group (now Aventis) as President. Mr. Dovey has served as both President and Chairman of the National Venture Capital Association and is on the Board of Trustees for the Cornell Institute and the University of Pennsylvania School of Nursing. Mr. Dovey is a former Board Member of the Health Industry Manufacturers Association and the Non-Prescription Drug Manufacturers Association. Mr. Dovey received his M.B.A. from Harvard University’s Graduate School of Business and his B.A. from Colgate University.

Joseph Lacob has served as a director since August 1997 and has been a Partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since May 1987. Prior to that, Mr. Lacob was an executive with Cetus Corporation (now Chiron), FHP International, a health maintenance organization (HMO), and the management consulting firm of Booz, Allen & Hamilton. Since joining KPCB in 1987, he has led KPCB’s investments in over forty life science companies, including the start-up or incubation of a dozen ventures, and leads KPCB’s medical technology practice, which includes over thirty therapeutic and diagnostic medical device companies. Mr. Lacob is also active in KPCB’s new media and real-time enterprise initiatives. He led the firm’s investment in Sportsline.com, the leading sports website. His recent Internet investments include a focus on small business and financial services, including eHealthInsurance.com, a leading on-line provider of health insurance to individuals and small businesses, and AutoTrader.com, the world’s largest online automotive marketplace. He currently serves on the Board of Directors of Sportsline.com and Corixa, as well as several other privately held companies. Mr. Lacob received his Bachelor’s in Biochemistry from the University of California at Irvine, his Master’s in Public Health from UCLA and his M.B.A. from the Stanford Graduate School of Business.

Kelsey Wirth is one of our founders and has served as a director since inception. From inception through November, 2001, Ms. Wirth served as our President and Secretary. From 1993 to 1995, Ms. Wirth worked for the Environmental Working Group and World Resources Institute as an environmental consultant, and in 1992 she worked for the Lamm Senate campaign as director of constituency outreach. Ms. Wirth received her M.B.A. from Stanford University’s Graduate School of Business and her B.A. from Harvard College.

Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth information concerning compensation earned during the fiscal year ended December 31, 2001 by our Chief Executive Officer and each of our four other most highly compensated executive officers for that fiscal year, referred to collectively in this proxy statement as the named executive officers. No individual who would otherwise have been includable in the table on the basis of salary and bonus earned during 2001 has resigned or otherwise terminated his or her employment during 2001.

Annual compensation listed in the following table excludes other compensation in the form of perquisites and other personal benefits that constitutes the lesser of $50,000 or 10% of the total annual salary and bonus of each of the named executive officers in 2001.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position(s)	Year	Salary($)	Bonus($)	Securities Underlying Options
Zia Chishti (1)	2001	225,000	—	1,000,000
Chief Executive Officer and Chairman of the Board	2000	152,308	—

Kelsey Wirth (2)	2001	225,000	—	1,000,000
President, Secretary and Director	2000	152,308	—

Stephen Bonelli (3)	2001	200,000	—
Chief Financial Officer and Vice President of Finance	2000	23,077	—	260,000

Jon Fjeld (4)	2001	194,069	—
Vice President Engineering	2000	—	—	240,000

Christian Skieller (5)	2001	200,000	20,000
Vice President of Operations	2000	80,769	—	234,428

Ike Udechuku (6)	2001	200,000	20,000
Vice President of Corporate Strategy	2000	90,769	—	254,428

(1)	Mr. Chishti resigned as Chief Executive Officer in March 2002.
(2)	Ms. Wirth resigned as President and Secretary in November 2001.
(3)	Stephen Bonelli joined the Company in November 2000. Mr. Bonelli’s annual salary is $200,000. Mr. Bonelli was appointed Secretary in November 2001.
(4)	Jon Fjeld joined the Company in December 2000. In March of 2002, Mr. Fjeld became Senior Vice President of Technology.
(5)	Christian Skieller joined the Company in July 2000. Mr. Skieller’s annual salary was $200,000. Mr. Skieller resigned in April 2002.
(6)	Ike Udechuku joined the Company in July 2000. Mr. Udechuku’s annual salary was $200,000. Mr. Udechuku resigned in February 2002.

Stock Options and Stock Appreciation Rights

The following table sets forth information regarding option grants to each of the named executive officers during the fiscal year ended December 31, 2001. No stock appreciation rights were granted to the named executive officers during the 2001 fiscal year.

	Number or Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in 2001	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Zia Chishti	1,000,000	29.2%	$15.00	1/4/2011	$9,433,419	$23,906,137
Kelsey Wirth	1,000,000	29.2%	$15.00	1/4/2011	$9,433,419	$23,906,137
Stephen Bonelli	—	—	—	—	—	—
Jon Fjeld	—	—	—	—	—	—
Christian Skieller	—	—	—	—	—	—
Ike Udechuku	—	—	—	—	—	—

The actual stock price appreciation over the 10-year option term may not be at the above 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of common stock appreciates over the option term, no value will be realized from the option grant made to the named executive officer.

In 2001, we granted options to purchase up to a total of 1,076,728 shares to employees, directors and consultants under our 2001 Stock Incentive Plan and 346,344 shares to employees under our 1997 Stock Incentive Plan at exercise prices equal to the fair market value of our common stock on the date of grant, as reported by NASDAQ.

Options granted under the Automatic Option Grant Program of the 2001 Stock Incentive Plan and the 1997 Stock Incentive Plan are immediately exercisable in full, but any shares purchased under these options that are not vested are subject to our right to repurchase the shares at the original option exercise price paid per share. In general, this repurchase right lapses as to 25% of the shares after one year of service, and as to the remaining shares, in equal monthly installments over the subsequent, additional three-year period. Options granted become fully vested and exercisable in the event of a merger, consolidation, reorganization or asset sale, unless the options are assumed by the successor corporation.

On January 4, 2001, we granted an option to purchase 1,000,000 shares of the Company’s common stock to each of Mr. Chishti and Ms. Wirth at an exercise price of $15.00. These option grants were intended to provide Mr. Chishti and Ms. Wirth with incentives to remain in our service. Each option became exercisable for 25% of the option shares upon completion of one year of service measured from the grant date, and the option will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments upon completion of each additional month of service thereafter, except as set forth below.

In November 2001, Ms. Wirth resigned as President and Secretary. We entered into an agreement with Ms. Wirth to provide consulting services through November 9, 2002. Ms. Wirth’s option granted on January 4, 2001 will continue to vest through January 3, 2003 so long as she remains a consultant to us or a member of the board of directors during that period.

In March 2002, Mr. Chishti resigned as Chief Executive Officer. We entered into an agreement with Mr. Chishti to provide CEO transition assistance for a period of up to six months and consulting services for a period of up to four years following the date of his resignation. Mr. Chishti’s option granted on January 4, 2001 will continue to vest while Mr. Chishti remains a consultant to us. In addition, in connection with his resignation, the Board granted Mr. Chishti a nonstatutory option to purchase 200,000 shares of our common stock on

February 8, 2002. The new option shall vest on a monthly basis at the rate of one-twelfth of the underlying shares while Mr. Chishti remains a consultant to us. In the event Mr. Chishti’s services to us ends for any reason other than for cause or as a result of his voluntary resignation prior to the twelve-month anniversary of the vesting commencement date of his new option, the new option shall become fully vested.

Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth information concerning the number and value of shares of common stock underlying the unexercised options held by the named executive officers as of December 31, 2001. The table also sets forth the value realized upon the exercise of stock options during 2001 which is calculated based on the fair market value of our common stock on the date of exercise, as determined by the Board, less the exercise price paid for the shares. No stock appreciation rights were exercised during 2001 and no stock appreciation rights were outstanding as of December 31, 2001.

The value of unexercised in-the-money options represents the positive spread between the exercise price of the stock options and the deemed fair market value of our common stock as of December 31, 2001, which was $4.50 per share multiplied by the number of shares subject to the option.

Aggregated Option Exercises in 2001 and Year-End Values

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Zia Chishti	—	—	—	1,000,000	—	—
Kelsey Wirth	—	—	—	1,000,000	—	—
Stephen Bonelli	30,000	54,150	44,986	125,014	154,527	429,423
Jon Fjeld	—	—	60,000	180,000	206,100	618,300
Christian Skieller	—	—	—	—	—	—
Ike Udechuku	—	—	—	—	—	—

Shares exercised by Stephen Bonelli are subject to repurchase by the Company at the option exercise price should the officer’s employment terminate prior to the vesting of such shares.

The number of shares exercisable by the named executive officers as of December 31, 2001 is equal to the number of vested option shares exercisable as of that date. In the case of certain of the outstanding options held by the named executive officers, the options may be exercised for all of the underlying option shares but any shares purchased under those options are subject to our right to repurchase the shares at the shares’ option exercise price. The unvested option shares subject to those options are included in the above table in the number of option shares which are unexercisable as of December 31, 2001.

BENEFICIAL OWNERSHIP

The table below sets forth information regarding the beneficial ownership of our common stock as of February 28, 2002, by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•	each of our executive officers;

•	each of our directors; and

•	all directors and executive officers as a group.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Align Technology, Inc., 851 Martin Ave., Santa Clara, California 95050. Except as otherwise indicated, and subject to applicable community property laws, except to the extent authority is shared by both spouses under applicable law, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent
Joseph Lacob (1)	5,387,235	11.2%
Entities affiliated with Kleiner Perkins Caufield & Byers, L.P. (2)	5,111,766	10.6%
Entities affiliated with Oak Hill Capital Partners, L.P. (3)	3,181,834	6.6%
Entities affiliated with The Carlyle Group (4)	2,969,711	6.2%
Entities affiliated with Questmark Partners, L.P. (5)	2,955,594	6.1%
Kelsey Wirth (6)	2,878,122	5.9%
Zia Chishti (7)	2,826,163	5.8%
Entities affiliated with Domain Associates, L.L.C. (8)	1,897,488	3.9%
Brian Dovey (9)	1,897,488	3.9%
Peter Riepenhausen (10)	395,242	*
Len Hedge (11)	319,214	*
Joe Breeland (12)	295,562	*
Ike Udechuku (13)	292,928	*
Amir Abolfathi (14)	265,816	*
Stephen Bonelli (15)	263,140	*
Jon Fjeld (16)	244,494	*
Christian Skieller (17)	211,678	*
H. Kent Bowen (18)	74,000	*
Mark Logan (19)	72,000	*
All directors and executive officers as a group (14 persons)	15,423,082	31.1%

*	Represents beneficial ownership of less than one percent of our common stock.
(1)
Includes 5,111,766 shares held by entities affiliated with Kleiner Perkins Caufield & Byers, L.P. Mr. Lacob disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares. Also includes 68,000 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of February 28, 2002, which shares are also subject to our right of repurchase.

(2)
Principal address is 2750 Sand Hill Road, Menlo Park, CA 94025. Consists of 4,637,497 shares held by Kleiner Perkins Caufield & Byers VIII, L.P., 271,855 shares held by KPCB VIII Founders Fund, L.P. and 202,414 shares held by KPCB Life Sciences Zaibatsu Fund II, L.P. Joseph Lacob, one of our directors, is a principal of the general partner of one or more of the Kleiner Entities, shares voting and dispositive power with respect to the shares held by one or more of such entities and disclaims beneficial ownership of such shares in which he has no pecuniary interest.

(3)	Principal address is 201 Main Street, Suite 2415, Fort Worth, TX 76102. Consists of 2,895,469 shares held by Oak Hill Capital Partners, L.P. and 286,365 shares held by OHCMP Align, L.P.
(4)
Principal address is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004. Consists of 2,895,095 shares held of record by Carlyle Partners III, L.P. and 74,616 shares held of record by CP III Coinvestment, L.P. Voting and dispositive power with respect to such shares may be deemed to be shared by (i) TC Group III, L.P., as the sole general partner of Carlyle Partners III, L.P. and CP III Co-investment, (ii) TC Group III, L.L.C., as the sole general partner of TC Group III, L.P., (iii) TC Group, L.L.C., as the managing member of TC Group II, L.L.C., (iv) TCG Holdings, L.L.C., as the managing member of TC Group, L.L.C. and (v) William E. Conway, Jr., David M. Rubenstein and Daniel A. D’Aniello, as managing member of TCG Holding, L.L.C. Messrs. Conway, Rubenstein and D’Aniello disclaim such beneficial ownership.

(5)
Principal address is 1 South Street, Suite 800, Baltimore, MD 21202. Includes 2,060,317 shares held by Questmark Partners, L.P., 364,972 shares held by Questmark Partners Side Fund, L.P., and 530,305 shares held by Artel Services NV.

(6)	Includes 312,500 shares of common stock issuable upon exercise of options within 60 days of February 28, 2002.
(7)	Includes 312,500 shares of common stock issuable upon exercise of options within 60 days of February 28, 2002.
(8)
Principal address is One Palmer Square, Suite 515, Princeton, NJ 08542. Consists of 1,707,760 shares held by Domain Partners III, L.P., 38,747 shares held by DP III Associates, L.P., 43,750 shares held by Domain Associates L.L.C., 82,981 shares held by One Palmer Square Associates III LP, 16,250 shares held by Brian Dovey, of which 3,750 shares are subject to repurchase by us and 8,000 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of February 28, 2002, which shares are subject to our right of repurchase. Brian Dovey, one of our directors, is a general partner of One Palmer Square Associates III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates, L.P. and is a managing member of Domain Associates, L.L.C. Mr. Dovey shares voting and investment power with respect to these shares and disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

(9)
Consists of 1,707,760 shares held by Domain Partners III, L.P., 38,747 shares held by DP III Associates, L.P., 43,750 shares held by Domain Associates, L.L.C., 82,981 shares held by One Palmer Square Associates III, L.P., 16,250 shares held by Brian Dovey, of which 3,750 shares are subject to repurchase by us and 8,000 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of February 28, 2002, which shares are subject to our right of repurchase. Brian Dovey, one of our directors, is a general partner of One Palmer Square Associates III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates, L.P. and is a managing member of Domain Associates, L.L.C. Mr. Dovey shares voting and investment power with respect to these shares and disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

(10)
Includes 211,778 shares of common stock issuable upon exercise of immediately exercisable options, 834 shares of common stock issuable upon exercise of options within 60 days of February 28, 2002, of which 191,222 shares are also subject to our right of repurchase.

(11)
Includes 134,746 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Hedge’s employment with us, which right lapses over time. Also includes 46,668 shares of common stock issuable upon exercise of immediately exercisable options and 3,126 shares of common stock issuable upon exercise of options within 60 days of February 28, 2002, 16,667 of which shares are also subject to our right of repurchase.

(12)
Includes 116,625 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Breeland’s employment with us, which repurchase right lapses over time. Also includes 2,084 shares of common stock issuable upon exercise of options within 60 days of February 28, 2002.

(13)	Includes 145,635 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Udechuku’s employment with us, which right lapses over time.

(14)
Includes 97,671 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Abolfathi’s employment with us, which right lapses over time. Also includes 50,834 shares of common stock issuable upon exercise of immediately exercisable options and 2,084 shares of common stock issuable upon exercise of options within 60 days of February 28, 2002, 44,584 of which shares are also subject to our right of repurchase.

(15)
Includes 56,746 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Bonelli’s employment with us, which right lapses over time. Also includes 170,000 shares of common stock issuable upon exercise of immediately exercisable options and 2,500 shares of common stock issuable upon exercise of options within 60 days of February 28, 2002, of which 167,918 shares are subject to our right of repurchase.

(16)
Includes 240,000 shares of common stock issuable upon exercise of immediately exercisable options and 2,084 shares of common stock issuable upon exercise of options within 60 days of February 28, 2002, of which 160,001 shares are subject to our right of repurchase.

(17)
Includes 133,302 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Skieller’s employment with us, which repurchase right lapses over time. Also includes 1,250 shares of common stock issuable upon exercise of options within 60 days of February 28, 2002.

(18)
Includes 33,334 shares subject to repurchase by us at the original exercise price, which repurchase right lapses over time. Also includes 8,000 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of February 28, 2002, which shares are subject to our right of repurchase.

(19)
Includes 32,000 shares subject to repurchase by us at the original exercise price, which repurchase right lapses over time. Also includes 8,000 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of February 28, 2002, which shares are subject to our right of repurchase.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors sets the compensation of the chief executive officer, reviews the design, administration and effectiveness of our compensation programs for other key executives and approves stock option grants for all executive officers. The committee is composed entirely of outside directors.

General Compensation Policies

We compete in an aggressive and dynamic industry and, as a result, hiring and retaining quality employees, particularly senior managers, are key factors to our success. We believe that the compensation programs should be designed to attract, motivate, and retain a highly qualified executive management team and should be determined within a competitive framework based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance.

Within this overall philosophy, our objectives are:

•	To link executive compensation to the Company’s financial performance and to a lesser extent to individual management objectives established by the Committee;

•	To compensate executive management competitively with similarly situated companies; and

•	To create incentives which strengthen the mutuality of interests between the executive officers and stockholders by providing significant equity-based, long-term incentives.

Compensation Components

Cash Compensation

We seek to provide cash compensation to our executive officers, including base salary and cash bonuses, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated companies. Annual increases in base salary are determined on an individual basis developed from market data and a review of the officer’s performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

Long-Term, Equity-Based Incentive Awards

The goal of the Company’s long-term, equity-based incentive awards is to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of our common stock increases above the exercise price. In addition, employees must remain employed by us for a fixed period of time in order for the options to vest fully. Options generally vest over a 48-month period to encourage option holders to continue in our employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the officer’s current position with the Company, internal comparability with option grants made to other Company executives, the officer’s current level of performance and the officer’s potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options held by the officer in order to maintain an appropriate lever of equity incentive for that individual.

All of the options granted in the year ended December 31, 2001 were approved by the full Board of Directors based on recommendations of the Committee.

Chief Executive Officer Compensation

The compensation payable to Mr. Chishti, our chief executive officer during the fiscal year ended December 31, 2001, was determined by the Board of Directors, upon the recommendation of the Compensation Committee. Mr. Chishti served as the Company’s chief executive officer from our inception in 1997 until his resignation in March 2002. Mr. Chishti’s base salary was set at a level which the Committee felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry. During 2001, Mr. Chishti’s base annual salary was $225,000.

Mr. Chishti did not receive a cash bonus in 2001. However, in January 2001, Mr. Chishti was awarded a stock option covering 1,000,000 shares of Common Stock at an exercise price of $15.00 per share. This option was intended to provide Mr. Chishti with an incentive to remain in our service.

Based on an understanding of relevant compensation information, the Compensation Committee believes that cash compensation currently paid to our chief executive officer is reasonable in relation to amounts paid to chief executive officers with similar responsibilities at similarly situated companies.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any year. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid in cash to the Company’s executive officers for 2001 did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensations to be paid in cash to the Company’s executive officers for 2002 will exceed that limit. The Company’s 2001 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of the other executive officers approach the $1 million level.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

THE COMPENSATION COMMITTEE
H. Kent Bowen
Brian Dovey

Su	bmitted by the Compensation Committee of our
Bo	ard of Directors

COMPANY PERFORMANCE

The following graph compares the cumulative total stockholder return on our common stock with that of the NASDAQ Stock Market US Index, a broad market index published by the National Association of Securities Dealers, Inc., and the Medical Appliances and Equipment Group Index compiled by Media General Financial Services. The comparison for each of the periods assumes that $100 was invested on January 26, 2001 in our common stock, the stocks are included in the NASDAQ Stock Market US Index and the stocks included the Medical Appliances and Equipment Group Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the foregoing information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report and the Compensation Committee Report on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Fees associated with our engagement of PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001 include the following:

Audit Fees

For professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2001 were $202,700, of which $60,300 had been billed through December 31, 2001. Fees billed to the Company by PricewaterhouseCoopers LLP during the year ended December 31, 2001 for the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2000 were $141,100.

Financial Information Systems Design and Implementation Fees:

The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2001.

All Other Fees

Fees for all other non-audit services billed by PricewaterhouseCoopers LLP during 2001, including tax related services totaled $656,659. Of this amount $230,870 was billed in connection with the Company’s initial public offering and $5,000 was billed in connection with the Company’s S-8 filing. Of the total amount, the aggregate fees billed for tax related services were $420,789.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors’ their independence.

The Audit Committee did not consider whether the provision of financial information systems design and implementation services and other non-audit services is compatible with the principal accountants’ independence. In connection with the new standards of independence of the Company’s external auditors promulgated by the Securities and Exchange Commission, during the Company’s 2002 fiscal year the Audit Committee will consider in advance of the provision of any non-audit services by the Company’s independent accountants whether the provision of such services is compatible with maintaining the independence of the Company’s external auditors.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Brian Dovey
Joseph Lacob
H. Kent Bowen

Su	bmitted by the Audit Committee of
Ou	r Board of Directors

CERTAIN TRANSACTIONS

Agreements with Officers and Directors

As of November 2000, each of Messrs. Hedge, Abolfathi, Breeland and Skieller as well as James Heslin, Ross Miller, Ken Vargha, Charlie Wen and Ike Udechuku, delivered full-recourse promissory notes to us in payment of the exercise price of outstanding stock options they held under our 1997 Plan. The aggregate principal amount secured under the notes and the number of shares underlying the options are as follows: Hedge—$211,540, 242,338 shares; Abolfathi—$174,375, 163,732 shares; Breeland—$172,331, 193,034 shares; Skieller—$36,666, 34,428 shares; Heslin—$249,666, 234,428 shares; Miller—$28,242, 26,518 shares; Vargha—$57,084, 53,600 shares; Wen—$91,398, 85,820 shares and Udechuku—$270,967, 254,428 shares. Each note has a term of two years and bears interest at a rate of 9.5% per annum, compounded annually. The notes are each secured by pledges of the purchased shares to us and pledges of collateral which, together with the shares, have a value of twice the principal amount of each note. The shares and collateral underlying the pledges will be released from the pledges only upon the entire payment or prepayment of the principal balance of each note, together with payment of all accrued interest on the principal amount so paid or prepaid. Accrued interest becomes due on each anniversary of the signing of each note and the principal balance will become due and payable in one lump sum on the second anniversary of the signing of each note. However, the entire unpaid balances of the notes will become due and payable upon termination of employment, failure to pay any installment of principal or interest when due, the insolvency of the maker of the notes, or in the event we are acquired and receive cash or freely tradable securities for our shares in the acquisition. None of the shares serving as security for the notes may be sold unless the principal portion of the note attributable to those shares, together with the accrued interest on that principal portion, is paid to us.

In connection with his resignation from the office of Vice President of Marketing on August 15, 2001, Mr. Vargha entered into an agreement with us on August 28, 2001. Under the terms of the agreement, Mr. Vargha agreed to remain available to the Company to answer questions and assist in the transition of his job duties through December 31, 2001. As consideration for these services, we agreed to provide Mr. Vargha with severance payments over the four-month period following his resignation of $5,838.46 payable biweekly, plus the payment of health insurance coverage at the same level he received while an officer of the Company. In addition, Mr. Vargha’s options to purchase 273,500 shares of our common stock were credited with four months of additional vesting as of the date of his resignation through December 31, 2001. We also repurchased 18,750 of his vested options for a purchase price of $4,375, and Mr. Vargha repaid amounts owed to us under his notes.

In October 2001, in connection with his separation from us, Mr. Heslin repaid amounts due under his note.

In connection with his resignation from the office of Vice President of Corporate Strategy on February 28, 2002, Mr. Udechuku entered into an agreement with us on March 28, 2002. Under the terms of the agreement, we agreed to provide Mr. Udechuku with a lump sum severance payment equal to three months of his current base salary and three months of additional vesting on his unvested shares. Mr. Udechuku agreed to repay the $306,448 owed to us under his promissory notes, including accrued interest, through our repurchase of 140,760 unvested shares which were purchased by Mr. Udechuku at $1.065 per share in exchange for our cancellation of indebtedness of $149,909 and our cancellation of 36,831 of his vested shares at the market price on February 28, 2002 of $4.25 per share in exchange for cancellation of indebtedness of $156,528. Pursuant to the terms of the agreement, we will forgive the advance payment of wages of $95,000 which we provided to Mr. Udechuku upon commencement of his employment with us, plus the accrued interest of $8,216 on that amount.

In connection with her resignation from the offices of President and Secretary on November 9, 2001, Ms. Wirth entered into a consulting agreement with us on February 26, 2002. Under the terms of the agreement, Ms. Wirth will provide consulting services to the Board of Directors and our Chief Executive Officer for one year from the date of her resignation. As consideration for her services, Ms. Wirth will receive a monthly consulting fee through November 8, 2002 of $18,750.00, plus the payment of health insurance coverage at the same level she received while an officer of the Company. Ms. Wirth’s option granted on January 4, 2001 to purchase 1,000,000 shares of our common stock at an exercise price of $15.00 per share shall continue to vest through January 3, 2003, so long as she remains a consultant to us or a member of our Board of Directors during that period. The options so vested shall remain exercisable by Ms. Wirth while she remains a consultant to us or a member of our Board of Directors.

In connection with his resignation from the office of Chief Executive Officer on March 27, 2002, Mr. Chishti entered into a transition, consulting and separation agreement with us on March 27, 2002. Under the terms of the agreement, Mr. Chishti will retain the title of Chairman of the Board during the six-month period following his resignation and assist our new Chief Executive Officer, Mr. Prescott, with his transition into office as requested during this period. Mr. Chishti shall also provide us with consulting services for up to four years from the date of his resignation. As consideration for his services, we agreed to pay Mr. Chishti a monthly retainer of $25,000 for the first two years of his consulting arrangement, and $16,667 for the second two years of his consulting arrangement, plus pay for his health insurance coverage at the same level he received while an officer of the Company during his consulting arrangement for as long as he remains eligible for such coverage. Mr. Chishti’s option granted on January 4, 2001 to purchase 1,000,000 shares of our common stock at an exercise price of $15.00 per share shall continue to vest while Mr. Chishti remains a consultant to us. In addition, Mr. Chishti was granted a non-statutory option to purchase 200,000 shares of our common stock on February 8, 2002. The new option shall vest on a monthly basis at the rate of one-twelfth of the underlying shares while Mr. Chishti remains a consultant to us. In the event Mr. Chishti’s service to us ends for any reason other than for cause or as a result of his voluntary resignation prior to the twelve-month anniversary of the vesting commencement date of his new option, the new option shall become fully vested. All outstanding options granted to Mr. Chishti shall remain exercisable to the extent vested for a period of three months after the end of his consulting arrangement.

On March 27, 2002, we hired Thomas M. Prescott as our new President and Chief Executive Officer and entered into an employment agreement with Mr. Prescott in connection with his new positions. Under the terms of the agreement and as consideration for his duties as President and Chief Executive Officer, we agreed to pay Mr. Prescott a base salary of $350,000 per year, plus an annual bonus of up to 50% of his base salary during his previous year of employment with us based on the attainment of performance objectives to be agreed upon and established between our board of directors and Mr. Prescott. In addition, we granted Mr. Prescott an option to purchase 1,200,000 shares of our common stock which shall vest during his employment over a four year period, with 25% of the underlying shares vesting upon the first anniversary of his start date and the remainder vesting in equal monthly installments over the remaining three year period. In the event of a change of control (as defined in the agreement), Mr. Prescott shall immediately vest in 50% of the previously unvested portion of the option. We also agreed that upon a termination of Mr. Prescott’s employment by us or him as a result of his incapacity, by us for reasons other than for cause (as defined in the agreement), or by him for good reason (as defined in the agreement), we would pay Mr. Prescott severance benefits including 12 equal monthly payments equal in the aggregate to one year of his base salary, twelve months of additional vesting of his option as of the date of his termination, plus pay for his health insurance coverage at the same level he received while an officer of the Company during the twelve months following his termination for as long as he remains eligible for such coverage.

In connection with his resignation from the office of Vice President of Operations on April 12, 2002, Mr. Skieller entered into an agreement with us on that date. Under the terms of the agreement, we agreed to provide Mr. Skieller severance benefits consisting of the continuation of his current base salary during the period following his resignation, payable bimonthly, plus the payment of health insurance coverage at the same level he received while an officer of the Company for the nine months following his resignation for as long as he remains eligible for such coverage. We also agreed to provide Mr. Skieller with an additional twelve months of vesting on his unvested shares as of the date of his resignation. We also repurchased 64,667 unvested shares which were early exercised by Mr. Skieller in August 2000 for a purchase price of $71,000. Mr. Skieller has agreed to repay the $24,908 remaining due to the Company under his notes by July 11, 2002, after we repurchased 12,911 of the unvested shares exercised pursuant to the note in exchange for the forgiveness of $13,750 of indebtedness under the note.

Options granted to our other executive officers under the Company’s 1997 Stock Incentive Plan become fully vested and exercisable in the event of an involuntary termination of the executive’s employment within twelve months of a merger or asset sale. In addition, the Compensation Committee of the Board of Directors has the authority as Plan Administrator of the 2001 Stock Incentive Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company’s other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale, (ii) a change in ownership of more than 50% of the outstanding Common Stock or (iii) a change in the majority of the Board as a result of one or more contested elections for Board membership. The Compensation Committee also has the authority under the 2001 Stock Incentive Plan to accelerate the vesting of outstanding options immediately upon such acquisition or change in ownership or majority of the Board.

Indemnification Agreements

We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers and directors.

STOCKHOLDER PROPOSALS

To be included in the proxy statement and form of proxy relating to the annual meeting to be held in 2003, a stockholder proposal must be received by Stephen Bonelli, Chief Financial Officer, Vice President of Finance and Secretary, Align Technology, Inc., 851 Martin Avenue, Santa Clara, CA 95050, no later than December 14, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2001, our officers, directors and holders of 10% of our common stock complied with all Section 16(a) filing requirements, except that a Form 4 was filed late by Mr. Bonelli with regard to the exercise of an option by him.

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

By	Order of the Board of Directors,

Ste	phen J. Bonelli
Ch	ief Financial Officer, Vice President of
Fin	ance and Secretary

Dated: April 16, 2002
Santa Clara, California

P R O X Y	DETACH HERE PROXY ALIGN TECHNOLOGY, INC. 851 Martin Avenue Santa Clara, CA 95050 SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
The undersigned hereby appoints Thomas M. Prescott and Stephen J. Bonelli with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Align Technology, Inc. (the “Company”) held of record by the undersigned on March 18, 2002 at the Annual Meeting of Stockholders to be held on May 16, 2002 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

ALIGN TECHNOLOGY, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Align Technology, Inc.

DETACH HERE

☒ Please mark votes as in this example.

1.	Election of Directors.

Nominees: (01) H. Kent Bowen, (02) Zia Chishti,
(03) Brian Dovey, (04) Joseph Lacob,
(05) Thomas Prescott and (06) Kelsey Wirth.

FOR	WITHHELD
☐	☐

☐
For all nominees except as noted above.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors.
FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   ☐

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                                                                                Date: ________

Signature:                                                                                Date: ________